Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1) Form S-8 No. 333-111280
(2) Form S-8 No. 333-111281
(3) Form S-8 No. 333-111282
(4) Form S-8 No. 333-111208
(5) Form S-3 No. 333-157390
of our report dated March 25, 2010, except for Notes 2 and 14 as to which the date is July 7, 2010, with respect to the consolidated financial statements and schedule of Conn’s, Inc. for the year ended January 31, 2010 included in the Current Report (Form 8-K),
/s/ Ernst & Young, LLP
Houston, Texas
July 7, 2010